As filed with the Securities and Exchange Commission on August 9, 2010

Registration No. 333-165854

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

R-THREE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	2950	27-1063701
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

16755 Humber Station Road

Caledon, Ontario, Canada L7E 3A5

(905) 880-4542

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Excelsior Management, LLC

2820 W. Charleston Ave. Suite 22

Las Vegas, NV 89102

(775) 781-4143

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

2705 Airport Drive

N. Las Vegas, NV 89032

O (702) 382-1714

F (702) 382-1759

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  X .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Common stock, par value $0.001 per share, for sale by Our Company	8,000,000	$0.20	$ 1,600,000.00	$114.08
Selling Shareholders – Common Stock	8,789.850	$0.20	$ 1,757,970	$122.49

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting  pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.20 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

SUBJECT TO COMPLETION, DATED ____________ __, 2010.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

R-THREE TECHNOLOGIES, INC.
16,789,850 Shares of Common stock

This prospectus will also allow us to issue up to8,000,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. This prospectus will also allow selling shareholders to sell 8,789,850 shares of common stock which proceeds will not be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.20 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

	Offering Price Per Share	Gross Proceeds to Our Company	Offering Expenses (1) (2)	Net Proceeds to Our Company	Net Proceeds to Selling Shareholders
Per Share (Initial Public Offering)	0.20	0.20	0.02	0.18	0.00
Per Share (Selling Shareholders)	0.20	0.00	0.02	0	0.20
Total	$3,357,970	$1,600,000	$160,000	$1,440,000	$1,757,970

(1) Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

(2) Selling shareholders shall not pay any expenses of offering their shares. All expenses of this offering shall be borne by the Issuer.

Our Auditor has raised substantial doubts about our ability to continue as a going concern.

This is a self underwritten offering. No underwriter is participating in this offering.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 4 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August ____, 2010.

Prospectus Summary	5
Risk Factors	6
Cautionary Note Regarding Forward-Looking Statements	10
Use of Proceeds	10
Capitalization	11
Dilution	11
Market for Common Equity and Related Stockholder Matters	12
Description of Business and Property	13
Management’s Discussion and Analysis of Financial Condition and Results of Operations	19
Our Management	21
Security Ownership of Certain Beneficial Owners and Management	21
Certain Relationships and Related Party Transactions	22
Description of Capital Stock	22
Selling Stockholders	25
Plan of Distribution	25
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	29
Legal Opinion	29
Experts	29
Interests of Named Experts and Counsel	29
Additional Information	30
Index to Financial Statements	F-1

Unless otherwise specified, the information in this prospectus is set forth as of March __, 2010, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to R-Three Technologies, Inc. See Cautionary Note Regarding Forward Looking Statements on page 11.

Our Company

R Three Technologies, Inc. has the exclusive world-wide right to exploit a proprietary process for recycling asphalt shingles, otherwise destined for already over-crowded landfills, into interlocking asphalt bricks with a variety of commercial applications including: patios, driveways, walkways and many more. While environmental disasters such as the Exxon Valdez oil spill, the depletion of the ozone layer, and Saddam Hussein's setting fire to Kuwait's oil fields have tended to dominate the environmental news, management believes that over-crowding of landfills may be the most serious environmental problem facing the world today. As people and governments recognize the extent of the problem, they are reacting by demanding and mandating new regulations which penalize those who do not actively recycle, when possible, and rewarding those who do. In fact, in North America, governments have implemented the Year 2010 mandate, which calls for a 50% reduction in the amount of waste going to landfills by that year. Current programs are addressing paper, glass and cardboard waste but have achieved only a 35% reduction. R Three Technologies will benefit from the Year 2010 mandate and other regulations because, as recycling alternatives are made known to authorities, industries which deal with recyclable waste are strongly encouraged to recycle it rather than put it in a landfill. As a further step, once the recycling alternative is made available, the waste (in this case, shingles) can be surcharged exorbitantly or banned entirely from landfills. That trend can only serve to help R Three Technologies fulfill its mission - to help protect the environment through recycling while financially rewarding its shareholders, venture partners, employees and the communities in which it operates.

We currently lease office space at 16755 Humber Station Road, Caledon, Ontario Canada L7E 3A5.

The Offering

This prospectus covers up to 8,000,000 shares to be issued and sold by the company at a price of $0.20 per share in a direct public offering and 8,789,850 shares held by selling shareholders to be sold at $0.20 per share.

Mr. Kolaric will not receive commissions for any sales originated on corporation’s behalf. The corporation believes that Mr. Kolaric is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Mr. Kolaric:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

ABOUT THIS OFFERING

Securities Being Offered

Up to 8,000,000 shares of common stock of R-Three Technologies, Inc. to be sold by the company at a price of $0.20 per share and 8,789,850 shares of common stock of R-Three Technologies, Inc. to be sold by selling shareholders at a price of $0.20 per share.

Initial Offering Price	The company will sell up to 8,000,000 shares at a price of $0.20 per share and the selling shareholders will sell up to 8,789,850 shares at a price of $0.20 per share.

Terms of the Offering

The company will offer and sell the shares of its common stock at a price of$0.20 per share in a direct offering to the public. The selling shareholders will offer and sell the shares of their common stock at a price of $0.20 per share.

Termination of the Offering

The offering will conclude when the company has sold all of the 8,000,000 shares of common stock offered by it. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 4.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in January 2007 but we have not yet begun full scale operations. We have not licensed or sold any substantial amount of products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of $(0) as of September 30, 2009 and we expect to continue to incur significant research and development expenses in the foreseeable future related to the completion of development and commercialization. As a result, we will be sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund research and development. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2010 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to support our cost structure. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary through one or more private placement or public offerings.

R3T did not burnt to commercialized current product and new product will be $ 50k there are no changes in the number of employees. No other material operational cost.n any cash till October 31 2009.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth will placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our subsidiary’s business grows, we will be required to manage multiple relationships. Any further growth by us or our subsidiary, or an increase in the number of our future strategic relationship. The company will open a subsidiary in Canada once financing is in place. will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We will need to achieve commercial acceptance of our applications to generate revenues and achieve profitability.

In the financials we did not burned any cash, the product is developed and das not need further R&D future development could run $ 50k no change in # of employees.

Even if our development yields technologically superior products, we may not successfully develop commercial products, and even if we do, we may not do so on a timely basis. We cannot predict when significant commercial market acceptance for our products and the affiliated products sold thereon will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our products and related products, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our sites by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

We will need to establish additional relationships with collaborative and development partners to fully develop and market our products.

We do not possess all of the resources necessary to develop and commercialize products on a mass scale. Unless we expand our development capacity and enhance our internal marketing, we will need to make appropriate arrangements with collaborative affiliates to develop and commercialize current and future sites and products.

Collaborations may allow us to:

•

generate cash flow and revenue;

•

offset some of the costs associated with our internal development;

•

successfully commercialize and product candidates.

If we need but do not find appropriate affiliate arrangements, our ability to develop and commercialize products could be adversely affected. Even if we are able to find collaborative partners, the overall success of the development and commercialization of products will depend largely on the efforts of other parties and is beyond our control. In addition, in the event we pursue our commercialization strategy through collaboration, there are a variety of attendant technical, business and legal risks, including:

•

a development partner would likely gain access to our proprietary information, potentially enabling the partner to develop products without us or design around our intellectual property;

•

we may not be able to control the amount and timing of resources that our collaborators may be willing or able to devote to the development or commercialization of our products or to their marketing and distribution; and

•

disputes may arise between us and our collaborators that result in the delay or termination of the development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts our management’s resources.

The occurrence of any of the above risks could impair our ability to generate revenues and harm our business and financial condition. Page 6

We may not be successful at marketing our products.

We may not be able to market the sites or the underlying products and any financial or research efforts we exert to develop, commercialize or promote such sites and products may not result in revenue or earnings.

We may lose out to larger and better-established competitors.

The industry is intensely competitive. Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. Our products may not be competitive with other technologies. If this happens, our sales and revenues will decline. In addition, our current and potential competitors may establish cooperative relationships with larger companies to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

Our products may be displaced by newer technology.

The internet and catalog industries are undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology and sites obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new sites and products. We may not have the resources to do this. If our sites or product candidates become obsolete and our efforts to secure and develop new products and sites do not result in any commercially successful sites or products, our sales and revenues will decline.

Risks Relating to our Stock

The Offering price of $0.20 per share is arbitrary.

The Offering price of $0.20 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

The sale of the shares of common stock acquired in private placements could cause the price of our common stock to decline.

The selling stockholders under this registration statement may sell none, some or all of the shares of common stock acquired from us. We have no way of knowing whether or when the selling stockholders will sell the shares covered by this registration statement. Depending upon market liquidity at the time, a sale of shares covered by this registration statement at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this registration statement, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker -dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, Stan Kolaric our President, beneficially own 29.84% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•

the ability of the company to offer and sell the shares of common stock offered hereby;

•

the integration of multiple technologies and programs;

•

the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•

changes in existing and potential relationships with collaborative partners;

•

the ability to retain certain members of management;

•

our expectations regarding general and administrative expenses;

•

our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses;

•

other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward -looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 8,000,000 shares of common stock to be sold by us, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•

working capital;

•

research and development activities;

•

capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The table is set out in the perceived order of priority of such purposes, provided however, management may reallocate such proceeds among purposes as the situation dictates Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

“Use of Proceeds”
	25%	50%	75%	100%
Legal / Accounting	$20,000.00	$20,000.00	$20,000.00	$20,000.00
General Operational Expense (Office Space, Utilities, etc…)	$8,063.00	$8,063.00	$19,063.00	$19,063.00
Purchase of fixed asset equipment	$300,000.00	$700,000.00	$1,100,000.00	$1,500,000.00
Offering Expenses	$15,937.00	$15,937.00	$15,937.00	$15,937.00
Administrative Cost	$,56,000.00	$56,000.00	$45,000.00	$45,000.00
Total	$400,000.00	$800,000.00	$1,200,000.00	$1,600,000.00

CAPITALIZATION

The following table sets forth our capitalization as of Jan. 31, 2010.

Jan. 31, 2010
Long-term liabilities	0
Stockholder’s deficit:
Preferred stock	-
Common stock	33,200
Additional paid-in capital	-
Accumulated deficit	(33,200)
Total stockholders’ (deficit) equity	-
Total capitalization	$0

DILUTION

The negative net tangible book value of our company as of January 31, 2010 was ($0) or ($0.00) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on January 31, 2010 (28,200,000) ..

Our net tangible book value and our net tangible book value per share will be impacted by the 8,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.20 per share.

We are registering 8,000,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.20 per share, less potential underwriting discount or commissions equal to ten percent (10%)(160,000), and estimated offering expenses of $15,937 (for a total of $175,937), our net tangible book value as of January 31, 2010 would have been $1,424,063 or approximately $0.03 93 per share. (1,424,063 / 36,200,000 shares) Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0346 per share and an immediate dilution to new stockholders of $0.1654 per share. The following table illustrates the per share dilution:

Maximum Offering (100%)—8,000,000 shares sold at $0.20 per share resulting in Net book value of $1,424,063.

Assumed public offering price per share	$0.20
Net tangible book value per share before this offering	$(0.00)
Increase attributable to new investors	$0.03
Net tangible book value per share after this offering	$0.03
Dilution per share to new stockholders	$0.17

Current Shareholders % after offering	80.58%
Purchasers % after offering	19.42%
Current Shareholders Capital Contribution	$33,200
Purchasers Capital Contribution	$1,424,063
(75%)—6,000,000 shares sold at $0.20 per share resulting in Net book value of $1,064,063.
Assumed public offering price per share	$0.20
Net tangible book value per share before this offering	$(0.00)

Increase attributable to new investors	$0.03
Net tangible book value per share after this offering	$0.03
Dilution per share to new stockholders	$0.17
Current Shareholders % after offering	84.59%
Purchasers % after offering	15.41%
Current Shareholders Capital Contribution	$33,200
Purchasers Capital Contribution	$1,064,063
(50%)—4,000,000 shares sold at $0.20 per share resulting in Net book value of $ 704,063 .
Assumed public offering price per share	$0.20
Net tangible book value per share before this offering	$(0.00)
Increase attributable to new investors	$0.02
Net tangible book value per share after this offering	$0.02
Dilution per share to new stockholders	$0.18
Current Shareholders % after offering	89.25%
Purchasers % after offering	10.75%
Current Shareholders Capital Contribution	$33,200
Purchasers Capital Contribution	$704,063
(25%)—2,000,000 shares sold at $0.20 per share resulting in Net book value of $344,063.
Assumed public offering price per share	$0.20
Net tangible book value per share before this offering	$(0.00)
Increase attributable to new investors	$0.01
Net tangible book value per share after this offering	$(0.01)
Dilution per share to new stockholders	$0.19
Current Shareholders % after offering	94.32%
Purchasers % after offering	5.68%
Current Shareholders Capital Contribution	$33,200
Purchasers Capital Contribution	$344,063

Control

The issuer is registering 1,500,000 shares of common stock that is held by one of the issuers affiliates, Stan Kolaric. This individual will continue to own a large portion of the issuer’s common stock after the offering, and will likely exert considerable control over the issuer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of February 1, 2010, the Company has nineteen (19) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

General

Summary

R Three Technologies, Inc. has the exclusive world-wide right to exploit a proprietary process for recycling asphalt shingles, otherwise destined for already over-crowded landfills, into interlocking asphalt bricks with a variety of commercial applications including: patios, driveways, walkways and many more. While environmental disasters such as the Exxon Valdez oil spill, the depletion of the ozone layer, and Saddam Hussein's setting fire to Kuwait's oil fields have tended to dominate the environmental news, management believes that over-crowding of landfills may be the most serious environmental problem facing the world today. As people and governments recognize the extent of the problem, they are reacting by demanding and mandating new regulations which penalize those who do not actively recycle, when possible, and rewarding those who do. In fact, in North America, governments have implemented the Year 2010 mandate, which calls for a 50% reduction in the amount of waste going to landfills by that year. Current programs are addressing paper, glass and cardboard waste but have achieved only a 35% reduction. R Three Technologies will benefit from the Year 2010 mandate and other regulations because, as recycling alternatives are made known to authorities, industries which deal with recyclable waste are strongly encouraged to recycle it rather than put it in a landfill. As a further step, once the recycling alternative is made available, the waste (in this case, shingles) can be surcharged exorbitantly or banned entirely from landfills. That trend can only serve to help R Three Technologies fulfill its mission - to help protect the environment through recycling while financially rewarding its shareholders, venture partners, employees and the communities in which it operates.

R Three Technologies is well-advanced for a new business. The Company is looking for manufacturing sites which will also hosts its corporate offices. Interlocking asphalt bricks have been successfully produced and tested. by the company and third party. Various interlocking bricks have been produced and no further development or engineering is needed The Company expects to be in first year and half in commercial production averaging approximately 100 tons per day within one year of engineering document and securing the necessary financing.

The company saw the need to recycle used and off-specification asphalt shingles rather than have them deposited in landfills. He also envisioned the commercial advantages and potential of the finished interlocking asphalt bricks. No one was or, for that matter is, recycling 100% of asphalt shingles. The only current recycling of shingles is done by intentionally adding heat to them to extract the asphalt or to fuel waste-to-energy plants. Stan Kolaric is intimately familiar with the proprietary technology that allowed R Three Technologies to become the first and only company that recycles asphalt shingles into interlocking paving bricks through a cold process.

R Three Technologies produces an interlocking asphalt brick by recycling asphalt shingles in their entirety. Even the nails are recovered and sold for scrap. The bricks are designed to compete favorably with asphalt and concrete in a variety of commercial applications including driveways, patios, pool decks, courtyards, sidewalks and medians. The Company's product can be pressed into larger sized segments and installed as sound barrier panels, cushioned factory or stable floors and many other uses. R Three Technologies' products are lighter and yet more dense than asphalt and are non-porous. The product is also easier to install than concrete.

The fact that roofing contractors and others must pay to deposit shingles in landfills enhances the economics of the project and the price competitiveness of the end product. In Toronto, where the Company's first plant will be located, the tipping fee at the landfill is approximately $85 per ton for shingles. In order to attract shingles to the recycling facility, management intends to charge only $65 per ton - roughly 23% less. The Company will also generate significant back-end revenue of approximately $105 per ton. R Three Technologies will be paid for its raw material and will be able to sell bricks FOB the plant for approximately $.70 per square foot. By comparison, concrete sells for $1.50 and up per square foot. All information was disclosed by the Ontario Government.

In addition to the advantages of R Three Technologies' products mentioned above, management believes that the very fact that the product is one hundred percent recycled will make it attractive to individuals, corporations and governments. R Three Technologies will be applying for the coveted ECOLOGO from Terra Choice, the recycled product marketing arm of Environment Canada. Once confirmed, Terra Choice will promote our products to major retailers and municipalities across Canada. In the United States, groups such as ILSR (Institute for Local Self-Reliance), a non-partisan government funded organization whose mission is to seek out and promote environmentally friendly technologies and companies will be approached. The Year 2010mandate, when combined with the efforts of agencies such as those just mentioned, will enhance R Three Technologies' marketing strategy and competitive edge. Currently many government agencies in North America give preference when acquiring products to bids from companies that use recycled materials.

R Three Technologies is somewhat unique for a start-up company seeking venture capital in that management believes that the manufacturing process can begin within approx. 1 Year of the Company's receipt of the necessary funding and that R Three Technologies will be profitable in its first year of operation. The financial forecast for a single plant, which shows the potential for just over $6 million in revenue and over $4 million in EBITDA, makes R Three Technologies a lucrative investment. We believe that the fact that a plant can be operated in every major metropolitan area where asphalt shingles are present makes R Three Technologies a compelling business and investment opportunity.

R Three Technologies' initial target market will be regional chain stores and distributors, and local, regional, and federal governments (ECOLOGO). As the Company's production capabilities grow, major distributors such as Home Depot, which are devoting entire sections of their stores to recycled products, will be targeted. Management believes that the Company will be able to grow rapidly because plants can be justified in any major metropolitan area where asphalt shingles are present. The first plant will be owned and operated by R Three Technologies. While the Company plans to own one hundred percent of other sites, we believe that growth will occur most rapidly if the Company licenses its technology to business people across North America and shares in the profits of numerous plants. By June, 2011 the Company expects to have its second plant in operation. The pro-forma shows plant ten being installed in May 2014. R Three Technologies' pro-forma forecasts gross revenues of $54,899,000 in that year.

R Three Technologies is a private company but intends to go public. The Company is seeking an equity investment of $3,000,000. Management believes that no more than 18 million shares will be issued and outstanding at the time the Company goes public.

R Three Technologies' management intends to be vigilant in its effort to keep share dilution to a minimum. Once the Company becomes an operating entity, management will continue to be particularly aware of operating costs. The Company expects that cash flow from the Toronto operation will cover all expenses including the Company's share of investment in the second and third plants. To the degree that additional financing is required by R Three Technologies, for extremely rapid growth, the Company is interested in entering into a long-term relationship with its venture partner giving the partner a first right of refusal on such financings.

Objectives

Our goal is to begin production within approx. One year of obtaining financing. Intermediate steps toward that goal, after securing financing, include the execution of complete engineering documents for the Toronto plant and future plants, procurement of equipment and marketing activities including the attainment of additional letters of intent.

R Three Technologies intends to strive for aggressive growth coupled with annual profitability.

Keys to Success

The keys to success for R Three Technologies are:

•

Attracting key personnel from within the industry who will help the Company to successfully manage the rapid growth for which it plans.

•

Attaining adequate financing to accommodate the growth.

•

Ensuring that Plant # 1 is producing a consistently high quality product.

•

Implement a Marketing Plan that will allow R Three Technology to become the world leader in asphalt shingle recycling. The benefits over concrete products are appealing to the consumer market, contractors and governments.

•

Rapid plant expansion using the "cookie cutter" model of the R Three Technologies' plant throughout North America on a joint-venture basis, ensuring corporate image control, and increased profitability for our shareholders.

Business

R Three Technologies, Inc. has the world-wide rights to utilize a proprietary process for recycling asphalt shingles into interlocking bricks which have a variety of industrial, commercial and residential uses.

R Three Technologies has the potential to be a uniquely profitable business venture in that roofing contractor, shingle manufacturers and others will pay the Company to accept used or off-spec shingles rather than paying more to deposit the shingles in a landfill. All of these groups are seeking alternatives to landfill disposal and are oriented to seek out environmentally friendly solutions. R Three Technologies can provide these alternative solutions while enjoying the "tip fee" revenue that provides the raw material for R Three Technologies' manufacturing needs. Furthermore, the growth potential for the venture is enormous as Company plants can be located in any large metropolitan area where asphalt roofs are present.

Company Locations and Facilities

R Three Technologies is well-advanced for a new business. The company's first recycling plant and corporate offices is planned for Toronto Canada. The facility will be strategically located between highways 400, 401 and 407 for easy receipt of shingles and distribution of the finished product.

Products

R Three Technologies produces interlocking asphalt bricks by recycling 100% of an asphalt shingle. The Company will have the ability to produce product in virtually any size, shape and color. Additional end products are being investigated and considered. These include sound barrier panels for deadening road noise, cushioned floors for stables and factories as well as landscaping and architectural ties for the consumer market. The Company's bricks compare favorably to asphalt and concrete in many applications including patios, walkways, driveways, pool decks and other landscaping needs. Because the Company is paid for its raw material, the Company utilizes distinct competitive pricing advantages.

R Three Technologies' products have a variety of advantages over their competition. A typical 6" x 12" x 2" brick weighs about six pounds - half the weight of a similar concrete brick. The lighter weight reduces transportation and handling costs. The bricks are non-porous and therefore will repel water and oil allowing them to retain their character and appearance.

Installation is possible with ordinary tools, unlike concrete products where masonry equipment is needed for installation. Versatility of the end product and the fact that it is made of 100% recycled material, has no chemical or toxic additives and is manufactured without depleting natural resources, has an appeal in today's environmentally conscious market.

Competitive Comparison

R Three Technologies has an exclusive world-wide license to a proprietary process for recycling asphalt shingles in their entirety to produce interlocking asphalt bricks which have a number of distinct advantages over asphalt and concrete in a variety of industrial, commercial and residential applications. Testing to date has shown that the product is more dense than asphalt. It is non-porous so moisture and oils will not penetrate the asphalt bricks. Tests show that the product is more resistant to extreme temperatures. Unlike concrete or asphalt, the product is reusable. Furthermore, asphalt bricks can be installed without special tools. R Three Technologies' interlocking bricks enjoy a long lifespan, can be produced in a variety of colors and can be formed to virtually any specification.

The fact that R Three Technologies' bricks are made from 100% recycled material appeals to environmentally conscious purchasers. Finally, because R Three Technologies is paid to accept its raw material (shingles), what is typically a cost factor becomes a revenue stream. That, in part, explains why the Company is able to price the product at a discount to concrete. The end product can be sold for $.70 per square foot which makes the Company a serious competitor just on the pricing basis when compared to concrete bricks. The many other benefits already mentioned clearly put R Three Technologies into a class of its own.

Sales Literature

R Three Technologies recognizes the need for first quality sales literature to describe and promote its products. The Company has budgeted for the design and production of such literature under the categories of Advertising and Promotion.

Sourcing

R Three Technologies is among the fortunate few manufacturing companies in the world today that is paid to accept the raw material which becomes its end-product. This fact gives R Three Technologies competitive advantages in terms of pricing and also will help to make the Company a more profitable venture and a more attractive investment.

R Three Technologies will be paid to accept used and off-spec shingles from roofing contractors Capital environmental resource Inc. Direct Waste System Inc. K&K Salvage Boston Roofing Contractors shingle manufacturers IKO Canada Ltd. These waste generators would otherwise be forced to take the shingles to the local landfill and pay a significant premium to what R Three Technologies will charge. In Toronto, Canada the landfill charge is currently $85 per ton for shingles. R Three Technologies intends to charge $65 per ton, a 23% discount. Overcrowding of landfills is a very serious environmental problem which people and governments understand must be addressed. The Company anticipates that government action will mandate higher and higher tipping fees as a way to incent recycling. That trend will continue to improve the economics of the Company's plants. Industry and individuals recognize that now is the time to take action on saving the environment. Substantial damage has already occurred and we live with the greenhouse effect. Year 2010 mandate on waste reduction will direct these waste generators to the Company's facilities as they are built, diverting this waste from landfills. The corporate pricing structure also makes it economically feasible to deliver to R Three Technologies' facilities (see Appendix for tip fees in the Toronto area).

R Three Technologies' management recognizes that recycling projects sometimes fail because of their inability to source the raw material. Consequently, besides offering a significant price incentive for delivery of shingles, R Three Technologies intends to strategically locate all of its plants so as to make them physically more convenient as a disposal site when compared to landfills. R Three Technologies will be able to do this because no toxic material is involved in the recycling and production of its end product. Unlike landfills, R Three Technologies' plants can be located in any commercially zoned area because limited environmental permits are required. Limited environmental permits are necessary when sitting an R Three Technologies facility as these plants are viewed as a manufacturing facilities rather than a waste site, and they have no negative environmental impact on their surroundings. The Company's intent is to provide the waste generator/hauler with a convenient location with a savings in time and expense compared to the local landfill.

Technology

Four and one-half years of extension research and development have gone into developing the process. R Three Technologies is the only company that has an exclusive world-wide licensing agreement to exploit this proprietary technology. The Company has a 99 year exclusive lease on the technology. The cost to the Company will be $300,000 in the first year of operation or 5% of the net sales of the company. $350,000 in the second year, $500, in the third year and 50% of all license and royalty fees paid to the after 000. Company there The uniqueness of the technology can be identified very simply. The process is the only one that uses 100% of an asphalt shingle and the entire process is considered to be a "cold" process. There are three main components to the process. See Lease attached as an Exhibit hereto.

SHREDDING AND SEPARATION

Shingles are supplied to the plant by roofing contractors and by manufacturers which bring off-spec and quality control rejects (see letter of intent in Appendices). The shingles are fed via a conveyor into the proprietary R-6 grinder/shredder. There they are transformed into chips and dust. At this stage it is important to maintain consistency of chip size, but it is critical to not destroy the bonding component and fibers due to heat created by friction. The key to the operation of the Company's proprietary grinding technology is that it is virtually frictionless and therefore the structural integrity of the shingles remain intact. Once through the grinder, the material drops into the belly drag conveyor which feeds onto the magnetic cross belt where the nails are removed and deposited in bins to be sold as scrap. At this point, grinding and separation are complete and the material is fed through the friction conveyor to the accumulator/mixer.

MIXING

The accumulator/mixer stores vast amounts of material while constantly mixing the product to maintain consistency and ensure the proper correlation of chips, asphalt dust and dolomite-silica. From the accumulator/mixer the material is fed via screw conveyors into chambers and metering stations ready to fill the molds.

PRESSING

The filling station will fill single or multiple cavity molds, depending on the product, with a pre-determined exact weight of material. The high-speed carousel track transports the mold from filling and color stations through the press where the finished product is generated. Once the pressing is completed, the product is conveyed to the quality assurance inspection station where weight, dimension, density and other qualities are assured. At this point the product is palletized and ready for market.

Market Analysis Summary

R Three Technologies does not have to create a market for the Company's product. The market for interlocking paving stones exists. Last year, sales of paving stones alone accounted for over $1 billion. Customers for interlocking paving stones generally base their buying decisions on a number of criteria, including durability, aesthetics and price. R3T's products are comparable in terms of aesthetics and are more favorable in terms of price. Management also believes that the market will react favorably to the fact that R Three Technologies' product is 100% recycled and environmentally friendly.

Target Market Segment Strategy

The market can be divided into three categories: industrial (including government markets), commercial and residential. The Company expects that retail markets will be served by lawn and garden centers, local landscaping companies and home building and supply centers. Commercial buyers which would include most contractors would typically be reasonably large volume purchasers with the intent of installing the product in multiple residential and/or commercial sites.

Initially R Three Technologies will market directly to home supply and lawn and garden centers of a regional nature. In the Toronto area the major outlets are POL Incorporated, Iron Eagle, Sheridan Nurseries and Les Produits J&F. Management is confident that the first plants' end product capacity will all be purchased within this network.

The market is particularly sensitive to environmentally friendly products and top marks can be awarded to the asphalt brick. Being manufactured from 100% recycled material; it can boast that no natural resource depletion occurred in the manufacturing process.

The government and commercial markets have not been tapped as yet and this puts the Company in an enviable position for future growth potential. Expansion must occur to even be able to accommodate these potential purchasers.

Market Trends

Five market trends, beside the phenomenal growth in the use of interlocking paving stones, favor the Company. First, on a macro level, it is a fact that more and more consumers prefer to purchase products which are environmentally friendly. R Three Technologies' product entirely recycles shingles which otherwise would be destined for landfills. Unlike concrete, there are no chemical additives in R Three Technologies' product.

Secondly, national, regional and local governments all use interlocking paving bricks in a variety of applications. Government contracts, cities and parks and recreation boards all use interlocking brick for meridians, boulevards and walks. Highway departments and Ministry of Transport need sound barrier panels for roadsides. In the bidding process, companies using recycled materials have a distinct advantage over others.

Thirdly, as homeowners gain more leisure time, more and more dollars are being spent on beautifying residences on a do-it-yourself basis. The Company's interlocking paving bricks are significantly easier to install than concrete paving bricks. The average homeowner has in his possession all the tools needed to install R Three Technologies' product.

The fourth trend which favors the increased profitability of R Three Technologies is that tipping fees at landfills are widely expected to significantly increase on a yearly basis.

The fifth trend arises from the fact that the vast majority of landfills are overcrowded. As they become nearly filled to capacity, communities are being faced with the hard choice of quickly constructing new landfills or further encouraging the recycling of products. Since new landfills are costly to construct, management believes that recycling will be further encouraged.

Industry Analysis

Current buyers of interlocking paving stones tend to focus on price, aesthetics and the reliability of the supplier. Other features are not as important because one concrete paving stone is roughly equivalent to any other paving stone.

R Three Technologies' recycled asphalt paving stone will appeal to buyers for a variety of reasons including, but not limited to, price. R Three Technologies' product will also prove itself to be easier to install.

The "baby boom generation" accounts for the largest retail segment of the interlocking paving brick market. These individuals tend to be relatively affluent and environmentally conscious. Management believes that this trend-setting group will favor the Company's products which are made from 100% recycled material.

Main Competitors

Greater Toronto, which will host R Three Technologies' first plant, is also the home of Canada's three largest manufacturers of concrete and interlocking brick products. They are Canada Brick, Uniblock, and Brooklyn Concrete. R Three Technologies expects that like competition exists in other major metropolitan centers.

Strategy and Implementation Summary

Contractors and individual homeowners who are considering the use of interlocking paving bricks will find that R Three Technologies' product will satisfy their needs. Unlike concrete paving bricks, R Three Technologies' products are less expensive, easier to install and made from 100% recycled material.

Competitive Edge

When compared to concrete paving bricks, R Three Technologies' products have certain distinct advantages including price, ease of installation and the fact that it is a 100% recycled product. In addition, the Company's products have a resilient, non-skid surface. The cushioning effect of the bricks makes them less stressful for walkers and joggers.

R Three Technologies' competitive edge is that it has exclusive use of proprietary technology. The Company believes that it will be the only producer of interlocking paving bricks made from 100% recycled asphalt shingles. The many years of research and development which have allowed R Three Technologies to obtain a protective disclosure registration number on its technology suggest that R3T will be able to hold its competitive edge for years to come.

Marketing Strategy

R Three Technologies' marketing strategy will be to target home and garden outlets as well as other regional distributors by focusing on the many advantages of its product with special emphasis on price and the fact that the product is recycled and environmentally friendly. While those distribution centers serve the Company's retail clients, R Three Technologies will also target customers through commercial distributors and, more directly, institutional customers such as local and regional governments and golf courses.

Pricing Strategy

The Company intends to initially sell its product for approximately $.70 per square foot. Concrete brick producers sell their product for $2.50 and higher per square foot.

Promotion Strategy

Management intends to promote R Three Technologies' unique product in a number of ways. Building and home and garden trade shows will be attended. First rate sales literature describing the products will be available. The Company also intends to advertise in relevant trade publications and have a web site on the World Wide Web with links to interlocking paving brick areas as well as recycled building material sites.

The Company also intends to take advantage of a variety of governmental or quasi-governmental institutions which promote the use of recycled materials.

Distribution Strategy

The Company intends to distribute its product through regional outlets. The stated price for the product is FOB the plant.

Marketing Programs

Marketing of the product has already begun and early results are encouraging. In fact, the Company is in possession of two significant written commitments from well-established regional outlets in the Toronto area (please see Appendix).

The Company's marketing programs are tied into the Milestone Section of this Business Plan. Within three months of funding the Company intends to have professional quality sales literature available. The Company will immediately attempt to present that literature to governments for inclusion in their promotion of recycled materials. Also within this time frame the Company representatives will attend trade shows as available, have a web site operating on the internet and advertise in trade journals. Within five months of funding representatives expect to have attended at least three trade shows.

Sales Strategy

The Company has already identified some highly qualified individuals that have shown great interest in joining R Three Technologies. These individuals will be responsible to execute the corporate action plan on sales to end users that have been identified, governments, commercial clients and consumer market.

Employees

As of Feb. 1, 2010, we had one (1) employee, including management. We consider our relations with our employees to be good.

Description of Property

We currently lease office space at 16755 Humber Station Road, Caledon, Ontario Canada L7E 3A5, as our principal offices for $1,000 per month. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of October31 2009 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products. Management has plans to seek additional capital through a private placement and public offering of its common stock if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

R Three Technologies, Inc. has the world-wide rights to utilize a proprietary process for recycling asphalt shingles into interlocking bricks which have a variety of industrial, commercial and residential uses.

R Three Technologies has the potential to be a uniquely profitable business venture in that roofing contractor, shingle manufacturers and others will pay the Company to accept used or off-spec shingles rather than paying more to deposit the shingles in a landfill. All of these groups are seeking alternatives to landfill disposal and are oriented to seek out environmentally friendly solutions. R Three Technologies can provide these alternative solutions while enjoying the "tip fee" revenue that provides the raw material for R Three Technologies' manufacturing needs. Furthermore, the growth potential for the venture is enormous as Company plants can be located in any large metropolitan area where asphalt roofs are present.

Liquidity and Capital Resources

At October31, 2009 we had $0 in current assets compared to $0 at October31, 2008. Current liabilities at October31, 2009 totaled $0 compared to $0 at October31, 2008.at October 31, 2009, we had $0 in cash compared to $0 at October 31, 2008.

We have no material commitments for the next twelve months, aside from salaries and rent on our primary office space. We will however require additional capital to meet our liquidity needs. Currently the Company has determined that its anticipated monthly cash flow needs should not exceed of $50,000 for the first 6 months. Expenses are expected to increase in the second half of 2010 due to a projected need to increase facilities.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected roll-out of new products and facilities over the coming 12 months together, however, in the event that the full offering proceeds are not raised, the Company would roll-out new products and facilities at a slower pace and/or focus its energies on the refinement of existing facilities to maximum their productivity. The Company’s success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive revenues from operations in the coming year, however, since the Company has made no revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming 12 months. The Issuer has no agreements or understandings for any of the above listed financing options.

R-Three Technologies, Inc. has no intention in investing in short term or long term discretionary financial programs of any kind.

Results of Operations

We did not generate any revenue from January 19, 2007 (inception) to October31, 2009. For the period ended October31, 2009 our expenses were $0 compared to $0 in 2008. We have reported a net loss of $0 for the period endedOctober31, 2009. Our total net loss from inception on January 26, 2009 through,October31, 2009 was $0.

Our auditors have expressed a going concern opinion which raises doubts about the Issuers ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured. The Company recognizes revenue from research contracts as services are performed under the agreements.

Research and Development and Patent Costs. All research and development costs, including all related salaries, clinical trial expenses, regulatory expenses and facility costs are charged to expense when incurred. Expenditures related to obtaining and protecting patents are also charged to expense when incurred, and are included in research and development expense.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted -average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

Directors

STAN KOLARIC

President, CEO, CFO, Secretary, Treasurer, Chairman of the Board

Mr. Kolaric graduated from the University of Ljubljana with a Masters degree of science and mechanics. Stan will be responsible for overall management of the company. His immediate focus will be to have the necessary engineering document completed to build R Three Technologies' first facility. The document will also serve as the master plan for future plants.

Stan enjoyed a twenty-five year career primarily working for two large organizations: BIC Incorporated as their Engineering manager for North America, and Summerville Belkin Group as their Engineering Supervisor and Manager. He successfully managed many projects from the research and development stage through construction and commissioning. For instance, Stan set up a 350,000 square foot production facility for Somerville Packaging. His responsibilities have included overseeing the relocation of entire manufacturing plants and trouble-shooting individual situations in order to turn money-losing projects into profitable ones. As Vice-President of Engineering for Thermo Tech Technologies, Stan was responsible for designing their Thermo Master plant which recycled organic waste into commercial products. His experience with the Thermo Master plant reinforced his belief that innovative recycling technologies which address environmental concerns can be turned into business ventures with enormous growth potential. Recently Stan served on the Board of Directors for Environmental Solution World Wide ESWW OTCBB and as COO, from 2005 to 2008 . From 2005 to present Mr. Kolaric is president of IBL Structural Still Inc. his skills as a communicator; decision maker and organizer will allow him to successfully lead R Three Technologies' growth.

Executive Officers

Name	Age	Position
Stan Kolaric	63	Chairman of the Board, President, Chief Financial Officer, Secretary, Treasurer Chief Executive Officer

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to R-Three Technologies, Inc., Attn: Chief Financial Officer, 16755 Humber Station Road, Caledon, Ontario, Canada L7E 3A5.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year for the last two fiscal years.

			(a)	(b)	(c)
				Option	Common Stock	Total
Name and Principal Position	Year	Salary	Bonus	Awards	Issuances **	Compensation
Stan Kolaric	2009	$0	$0	$0	$8,000	$8,000
Chairman of the Board, CFO President, Secretary, Treasurer	2008	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of September 30, 2009.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended September 30, 2009. We intend during 2009 and 2010 to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees

As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of two members who are not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of January 1, 2010, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned (*)	Class (**)
Stan Kolaric	9,910,150(a)	39.32%
Porlington Participation Corp.	4,000,000	15.87%
Klun Corp.	2,000,000	7.9%
GNR Capital Corp.	2,000,000	7.9%
All directors and officers as a group	9,910,150	39.32%
(1 persons)

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of shares outstanding on January 1, 2010 (28,200,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of R-Three Technologies, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Number of Shares at March 1, 2010
Title of Class	Authorized	Outstanding
Common stock, $0.001 par value per share	400,000,000	25,200,000
Preferred stock $0.001 par value per share	100,000,000	0

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

(a)

20 to 33 1/3%,

(b)

33 1/3 to 50%, or

(c)

more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

(a)

has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

(b)

does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

(a)

an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

(b)

an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

(c)

representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

(a)

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

(b)

the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

(c)

if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management.

	Number of
	Shares of	Number	Shares of
	Common	of	Common
	stock	Shares of	Stock	Percentage
	Beneficially	Common	Beneficially	Beneficially
	Owned	Stock	Owned	Owned
	Prior to	Being	After the	After the
Name	Offering(1)	Offered	Offering(1)	Offering
Stan Kolaric	9,910,150	1,500,000	8,410,150	20.4%
Nova Brick, Inc.	1,500,000	1,500,000	0	0%
877543 Ontario Limited	1,500,000	1,500,000	0	0%
John Blas	1,600,000	1,6000,000	0	0%
Peter Cobec	1,500,000	1,500,000	0	0%
Akat Global, LLC	100,000	100,000	0	0%
Dreamworks Invest +Trade, Inc.	100,000	100,000	0	0%
Add Ventures, LLC	250,000	250,000	0	0%
Paletine Capital Investment Group, LLC	150,000	150,000	0	0%
Excelsior Management , LLC	200,000	200,000	0	0%
Bay State Financial Services Corp.	100,000	100,000	0	0%
Joan & Karl Kahlefeld	15,000	15,000	0	0%
Samuel Perroni	50,000	50,000	0	0%
Kevin Sharma	150,000	150,000	0	0%
Dejan Nipic	74,850	74,850	0	0%

(1)

The number of shares listed in these columns include all shares beneficially owned by the selling stockholder.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after March 1, 2010, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 25,200,000 shares of common stock were outstanding on March 1, 2010.

(2)

Porlington Participation Corp.

Dr. Stephen Eschmann

35A Regent Street Belize City

Belize

International Business Company #89019

Kevin Sharma

1 Mapp Street Belize City

Belize

GNR Capital Corp.

Jasbir Singh

1 Mapp Street Belize City

Belize

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions;

•

to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•

broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.20 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•

directly to investors;

•

to investors through agents;

•

to dealers; and/or

•

through one or more underwriters.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

•

at a fixed price or prices, which may be changed;

•

at market prices prevailing at the time of sale;

•

at prices related to such prevailing market prices; or

•

at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell shares, we will describe the method of distribution of the shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•

identify any such underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•

identify the amounts underwritten; and

•

identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest :

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1)

an executed copy of the Subscription Agreement, available from the company; and

2)

a check payable to the order of R-Three Technologies, Inc. in the amount of $0.20 for each share you want to purchase.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‟ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also be indemnified against expenses (including attorneys‟ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq. Ltd. 2705 Airport Drive, N. Las Vegas, NV 89032 ..

EXPERTS

The consolidated financial statements included in this prospectus for the period from inception (January 19, 2007) and ended Oct. 31, 2009 have been audited by LL Bradford & Company, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in R-Three Technologies, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 -800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov. We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

R-THREE TECHNOLOGIES, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JANUARY 31, 2010 AND 2009

R-THREE TECHNOLOGIES, INC.

 (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JANUARY 31, 2010 AND 2009

R-THREE TECHNOLOGIES, INC.
(A Development Stage Company)
Balance Sheets

ASSETS
	January 31,	January 31,
	2010	2009

CURRENT ASSETS

Cash	$-	$-
Inventory	-	-

Total Current Assets	-	-

PROPERTY AND EQUIPMENT, net	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$-	$-
Bank overdraft	-	-

Total Current Liabilities	-	-

STOCKHOLDERS' EQUITY
Common Stock $ .001 par value
500,000.000 Authorized
28,200,000 shares issued and outstanding	28,200	-
as of January 31 2010
	-	-
Additional paid in capital	-	-
Deficit accumulated during the development stage	(28,200)	-

Total Stockholders' Equity	-	-

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$0	$-

The accompanying notes are an integral part of these financial statements.

R-THREE TECHNOLOGIES, INC.
(A Development Stage Company)
Statements of Operations

From inception
	For the Period	For the Period	January 19,2007
	Ended	Ended
	January 31,	January 31,	January 31,
	2010	2009	2010

REVENUES	$-	$-	$-
COST OF GOODS SOLD	-	-	-
GROSS MARGIN	-	-	-

OPERATING EXPENSES

Depreciation expense	-	-	-
Professional fees	-	-	-
General and administrative	-	-	-

Total Operating Expenses	-	-	-

LOSS FROM OPERATIONS	-	-	-

OTHER INCOME

Interest income	-	-	-

Total Other Income	-	-	-

LOSS BEFORE INCOME TAXES
INCOME TAX EXPENSE	-	-	-

NET LOSS	$-	$-	$-

BASIC LOSS PER SHARE	-	-

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	1	1

R-THREE TECHNOLOGIES, INC.
(A Development Stage Company)
Statement of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

January 19,2007	1	$-	$-	$-	$-

Common stock issued for cash
at $0.001 per share	1	-	-	-	-

	-	-	-	-	-

Net (income) loss from inception
through September 30, 2008	-	-	-	-	-

Balance, September 30, 2008	1	-	-	-	-

Net (income) loss for the year ended
October 31, 2009	-	-	-	-	-

Balance, October 31, 2009	1	$-	$-	$-	$-

Common Stock issued for cash
at $0.001 per share	28,200,000	28,200	-	-28,200

Balance, January 31, 2010	28,200,000	28,200	-	-28,200

The accompanying notes are an integral part of these financial statements.

R-THREE TECHNOLOGIES, INC.
(A Development Stage Company)
Statement of Cash Flows

From Inception
	For the Period	For the Period		January 19,2007
	Ended	Ended		to
	January 31,	January 31,		January 31,
	2010	2009		2010

OPERATING ACTIVITIES

Net (Income) loss	$-		$-	$-
Adjustments to reconcile net (income) loss to
net cash used by operating activities:
Depreciation expense	-		-	-
Changes in operating assets and liabilities:
Changes in inventory	-		-	-
Changes in accounts payable	-		-	-

Net Cash Used in
Operating Activities	-		-	-

INVESTING ACTIVITIES

Purchase of property and equipment	-		-	-

Net Cash Used in
Investing Activities	# -	-	-	# -

FINANCING ACTIVITIES

Proceeds from common stock issued	-		-	-

Net Cash Provided by
Financing Activities	-		-	-

NET DECREASE IN CASH	-		-	-

CASH AT BEGINNING OF PERIOD	-		-	-

CASH AT END OF PERIOD	$-		$-	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-		$-	$-
Income Taxes	$-		$-	$-

The accompanying notes are an integral part of these financial statements.

R-THREE TECHNOLOGIES, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

R-Three Technologies, Inc. “the Company” was incorporated in the State of Nevada on January 19, 2007 with main office in Caledon, Ontario. The company provides procurement, supply chain, and in-store execution services to retailers and retail suppliers.

The company has developed a proprietary process management and business intelligence capability that provides its customers with timely information to help in the decision-making process.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At January 31, 2010 and 2009 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no such common stock equivalents outstanding as of January 31, 2010 and 2008.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

Deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted an October 31 fiscal year-end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

R-THREE TECHNOLOGIES, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company has not incurred advertising expense of during the periods ended January 31, 2010 and 2009.

Recent Accounting Pronouncements

In May 2009, the FASB issued S FAS 1 65 (ASC 855-10) entitled “ Subsequent Events ” .. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 1 65 (ASC 855-10) during the quarter ended June 30, 2009 did not have a significant effect on the Company’s financial statements as of that date or for the quarter or year-to-date period then ended. In con nection with preparing the accompanying audited financial statements as of October 31, 2009 and for the quarter period ended January 31, 2010, management evaluated subsequent events through the date that such financial statements will be issued (filed with the SEC). ..

In June 200 9 , the FASB issued S FAS 1 68 , The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” pr ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15,2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

As of January 31, 2010, the Company has not issued any stock-based payments to its employees.

The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the estimated grant-date fair value.

R-THREE TECHNOLOGIES, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. The Company currently has no activity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time which raises substantial doubt about its ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on investment capital to fund operating expenses. The Company plans to position itself so that it may be able to raise funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – COMMON STOCK

The Company issued 28,200,000 shares of common stock for cash of $28,200,000 during the period ended January 31, 2010.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company did not purchase any property and equipment for the periods-ended January 31, 2010 and 2009, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

There were no accounts payable or accrued expenses as of January 31, 2010 and 2009.

NOTE 6 – SHAREHOLDER LOAN

No shareholder loans have been issued for the periods-ending January 31, 2010 and 2009

NOTE 7 – INCOME TAXES

The company had no activity and therefore did not have any provisions for income taxes.

NOTE 8 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with S FAS 1 65 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2010 and has determined that it does not have any material subsequent events to disclose in these financial statements.

R-THREE TECHNOLOGIES, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

OCTOBER 31, 2009 AND 2008

Balance Sheets as of October 31, 2009 and October 30, 2008	F-13

Statements of Operations for the years ended October 31, 2009 and 2008 (restated) and for the period from January 19, 2007 (inception) to October 31, 2009	F-14

Statement of Stockholders’ Equity (Deficit) as of October 31, 2009	F-15

Statements of Cash Flows for the years ended October 31, 2009 and 2008 and for the period from January 19, 2007 (inception) to October 31, 2009	F-16

Notes to the Financial Statements	F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

R-Three Technologies, Inc

Ontario, Canada

We have audited the accompanying balance sheets of R-Three Technologies (a development stage company) as of October 31, 2009 and 2008, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and for the cumulative period from January 19, 2007 (inception) to October 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R-Three Technologies as of October 31, 2009 and 2008, and the results of its activities and cash flows for the years then ended and for the cumulative period from January 19, 2007 (inception) to October 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company currently has no activity and could remain dependent on investment capital in order to meet its goals, all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC

March 8, 2010

Las Vegas, Nevada

R-THREE TECHNOLOGIES, INC.
(A Development Stage Company)
Balance Sheets

ASSETS

	October 31,	October 31,
	2009	2008

CURRENT ASSETS

Cash	$-	$-
Inventory	-	-

Total Current Assets	-	-

PROPERTY AND EQUIPMENT, net	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$-	$-
Bank overdraft	-	-

Total Current Liabilities	-	-

STOCKHOLDERS' EQUITY
Common Stock $ .001 par value
500,000.000 Authorized
1 share issued and outstanding
as of October 31 2009 and 2008 respectively	-	-
Additional paid in capital	-	-
Deficit accumulated during the development stage	-	-

Total Stockholders' Equity	-	-

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$-	$-

The accompanying notes are an integral part of these financial statements.

R-THREE TECHNOLOGIES, INC.
(A Development Stage Company)
Statements of Operations

	For the Year	For the Year	From inception
	Ended	Ended	January 19,2007
	October 31,	September 30,	October31,
	2009	2008	2009

REVENUES	$-	$-	$-
COST OF GOODS SOLD	-	-	-
GROSS MARGIN	-	-	-

OPERATING EXPENSES

Depreciation expense	-	-	-
Professional fees	-	-	-
General and administrative	-	-	-

Total Operating Expenses	-	-	-

LOSS FROM OPERATIONS	-	-	-

OTHER INCOME

Interest income	-	-	-

Total Other Income	-	-	-

LOSS BEFORE INCOME TAXES
INCOME TAX EXPENSE	-	-	-

NET LOSS	$-	$-	$-

BASIC LOSS PER SHARE	-	-

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	1	1

The accompanying notes are an integral part of these financial statements.

R-THREE TECHNOLOGIES, INC.
(A Development Stage Company)
Statement of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

January 19,2007	1	$-	$-	$-	$-

Common stock issued for cash
at $0.001 per share	1	-	-	-	-

	-	-	-	-	-

Net (income) loss from inception
through September 30, 2008	-	-	-	-	-

Balance, September 30, 2008	1	-	-	-	-

Net (income) loss for the year ended
October 31, 2009	-	-	-	-	-

Balance, October 31, 2009	1	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

R-THREE TECHNOLOGIES, INC.
(A Development Stage Company)
Statement of Cash Flows

From Inception
	For the Year	For the Year		January 19,2007
	Ended	Ended		to
	October 31,	October 31,		October 31,
	2009	2008		2009

OPERATING ACTIVITIES

Net (Income) loss	$-		$-	$-
Adjustments to reconcile net (income) loss to
net cash used by operating activities:
Depreciation expense	-		-	-
Changes in operating assets and liabilities:
Changes in inventory	-		-	-
Changes in accounts payable	-		-	-

Net Cash Used in
Operating Activities	-		-	-

INVESTING ACTIVITIES

Purchase of property and equipment	-		-	-

Net Cash Used in
Investing Activities	-	-	-	-

FINANCING ACTIVITIES

Proceeds from common stock issued	-		-	-

Net Cash Provided by
Financing Activities	-		-	-

NET DECREASE IN CASH	-		-	-

CASH AT BEGINNING OF PERIOD	-		-	-

CASH AT END OF PERIOD	$-		$-	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-		$-	$-
Income Taxes	$-		$-	$-

The accompanying notes are an integral part of these financial statements.

R-THREE TECHNOLOGIES, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

R-Three Technologies, Inc. “the Company” was incorporated in the State of Nevada on January 19, 2007 with main office in Caledon, Ontario. The company provides procurement, supply chain, and in-store execution services to retailers and retail suppliers.

The company has developed a proprietary process management and business intelligence capability that provides its customers with timely information to help in the decision-making process.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At October 31, 2009 and 2008 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no such common stock equivalents outstanding as of October 31, 2009 and 2008.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

Deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted an October 31 fiscal year-end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

R-THREE TECHNOLOGIES, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company has not incurred advertising expense of during the years ended October 31, 2009 and 2008.

Recent Accounting Pronouncements

In May 2009, the FASB issued S FAS 1 65 (ASC 855-10) entitled “ Subsequent Events ” .. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 1 65 (ASC 855-10) during the quarter ended June 30, 2009 did not have a significant effect on the Company’s financial statements as of that date or for the quarter or year-to-date period then ended. In con nection with preparing the accompanying audited financial statements as of October 31, 2009 and for the quarter period ended January 31, 2010, management evaluated subsequent events through the date that such financial statements will be issued (filed with the SEC).

In June 200 9 , the FASB issued S FAS 1 68 , The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” pr ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15,2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

As of October 31, 2009, the Company has not issued any stock-based payments to its employees.

The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the estimated grant-date fair value.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

R-THREE TECHNOLOGIES, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. The Company currently has no activity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time which raises substantial doubt about its ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on investment capital to fund operating expenses. The Company plans to position itself so that it may be able to raise funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – COMMON STOCK

The Company did not issue any stock during the years ended October 31, 2009 and 2008.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company did not purchase any property and equipment for the years-ended October 31, 2009 and 2008, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

There were no accounts payable or accrued expenses as of October 31, 2009 and 2008:

NOTE 6 – SHAREHOLDER LOAN

No shareholder loans have been issued for the years-ending October 31, 2009 and 2008

NOTE 7 – INCOME TAXES

The company had no activity and therefore did not have any provisions for income taxes.

NOTE 8 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with S FAS 1 65 (ASC 855-10) the Company has analyzed its operations subsequent to October 31, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$237
Legal Fees and Expenses*	$5,000
Accounting Fees*	$10,000
Transfer Agent Fees*	$500
Miscellaneous*	$200
Total	$15,937

* Estimated.

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers.

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

On During December, 2009, we issued a total of 25,200,000 shares to nineteen accredited investors. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

Item 16. Exhibits.

Exhibit
Number	Exhibit Description
3.1	Articles of Incorporation of R-Three Technologies, Inc. dated January 19, 2007
3.2	Bylaws dated Jan. 19, 2007
5.1	Opinion of Harold P. Gewerter,, Esq.
10.2	License Agreement
14.1	R-Three Technologies, Inc. Code of Ethics.
23.1	Consent of LL Bradford & Company, LLC.
23.2	Consent of Harold P. Gewerter,, Esq. (included in Exhibit 5.1 herein).
24.1	Power of Attorney (included on signature page)
99.1	Letters of interest in product

* Previously filed.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any additional or changed material information on the plan of distribution.

(2)

that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, FL on August 6, 2010.

R-Three Technologies, Inc.

By: /s/ Stan Kolaric

Stan Kolaric,

Chairman of the Board, CFO, President,

Secretary, Treasurer, CEO,

 Principal Accounting Officer and Director

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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